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                                                                    EXHIBIT 25.1
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
           ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) / /

                         HARRIS TRUST AND SAVINGS BANK
                               (NAME OF TRUSTEE)

                   ILLINOIS                                     36-1194448
           (STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)

                111 WEST MONROE STREET, CHICAGO, ILLINOIS 60603
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                CAROLYN C. POTTER, HARRIS TRUST AND SAVINGS BANK
                111 WEST MONROE STREET, CHICAGO, ILLINOIS 60603
                                 (312) 461-2531
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                         WASHINGTON NATURAL GAS COMPANY
                               (NAME OF OBLIGOR)

                                   WASHINGTON
                            (STATE OF INCORPORATION)

                                   91-1005303
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               815 MERCER STREET
                           SEATTLE, WASHINGTON 98111
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                      SECURED MEDIUM TERM NOTES, SERIES C
                        (TITLE OF INDENTURE SECURITIES)

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1. GENERAL INFORMATION. Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.

        Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

   The Obligor is not an affiliate of the Trustee.

3. thru 15.

   NO RESPONSE NECESSARY

16. LIST OF EXHIBITS.

    1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the Trustee to commence business and to exercise corporate trust powers.

       A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

    2. A copy of the existing by-laws of the Trustee.

       A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

    3. The consents of the Trustee required by Section 321(b) of the Act.

       (included as Exhibit A on page 2 of this statement)

    4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

       (included as Exhibit B on page 3 of this statement)

                                        1
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 11th day of August, 1995.

                                          HARRIS TRUST AND SAVINGS BANK

                                          By: /s/  J. BARTOLINI

                                            ------------------------------------
                                            J. Bartolini
                                            Vice President
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                                                                       EXHIBIT A

     The consents of the trustee required by Section 321(b) of the Act.

     Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          HARRIS TRUST AND SAVINGS BANK

                                          By: /s/  J. BARTOLINI

                                            ------------------------------------
                                            J. Bartolini
                                            Vice President
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                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of March 31, 1995, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                               [HARRIS BANK LOGO]

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois 60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on March 31, 1995, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.
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                         BANK'S TRANSIT NUMBER 71000288

                             ASSETS                                  THOUSANDS OF DOLLARS
Cash and balances due from depository institutions:
  Non-interest bearing balances and currency and coin...........                 $ 1,005,442
  Interest bearing balances.....................................                 $   625,600
Securities:
  a. Held-to-maturity securities................................                 $   679,653
  b. Available-for-sale securities..............................                 $ 1,399,848
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  Federal funds sold............................................                 $   334,413
  Securities purchased under agreements to resell...............                 $   216,275
Loans and lease financing receivables:
  Loans and leases, net of unearned income......................  $6,510,418
  LESS: Allowance for loan and lease losses.....................  $   92,572
                                                                  ----------
  Loans and leases, net of unearned income, allowance, and
     reserve (item 4.a minus 4.b)...............................                 $ 6,417,846
Assets held in trading accounts.................................                 $   414,465
Premises and fixed assets (including capitalized leases)........                 $   137,331
Other real estate owned.........................................                 $     2,087
Investments in unconsolidated subsidiaries and associated
  companies.....................................................                 $       190
Customer's liability to this bank on acceptances outstanding....                 $   108,888
Intangible assets...............................................                 $    23,281
Other assets....................................................                 $   324,142
                                                                                 -----------
          TOTAL ASSETS..........................................                 $11,689,461
                                                                                 ===========
LIABILITIES
Deposits:
  In domestic offices...........................................                 $ 4,130,806
     Non-interest bearing.......................................  $2,349,310
     Interest bearing...........................................  $1,781,496
  In foreign offices, Edge and Agreement subsidiaries, and
     IBF's......................................................                 $ 2,666,956
     Non-interest bearing.......................................  $   64,487
     Interest bearing...........................................  $2,602,469
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBF's:
  Federal funds purchased.......................................                 $   754,641
  Securities sold under agreements to repurchase................                 $ 1,544,138
Trading Liabilities.............................................                 $   457,361
Other borrowed money:
  a.  With original maturity of one year or less................                 $   850,855
  b.  With original maturity of more than one year..............                 $    14,177
Bank's liability on acceptances executed and outstanding........                 $   108,888
Subordinated notes and debentures...............................                 $   235,000
Other liabilities...............................................                 $   167,882
                                                                                 -----------
          TOTAL LIABILITIES.....................................                 $10,930,704
                                                                                 ===========

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
                                                                     THOUSANDS OF DOLLARS
                                       EQUITY CAPITAL
Common stock....................................................                 $   100,000
Surplus.........................................................                 $   275,000
  a.  Undivided profits and capital reserves....................                 $   389,937
  b.  Net unrealized holding gains (losses) on
      available-for-sale securities.............................                 $    (6,180)
                                                                                 -----------
          TOTAL EQUITY CAPITAL..................................                 $   758,757
                                                                                 ===========
          Total liabilities, limited-life preferred stock, and
            equity capital......................................                 $11,689,461
                                                                                 ===========

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                     STEVE NEUDECKER
                                                      March 30, 1995

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

         ALAN G. McNALLY,
         DONALD S. HUNT,
         JAMES J. GLASSER,
         Directors